Shareholders and Board of Directors
Autologic Information International, Inc.

We are aware of the incorporation by reference in the S-8 Registration Statement of Autologic Information International, Inc. pertaining to the Information International, Inc. 1976 Employees' Incentive Stock Option Plan and the Directors' Stock Option Plan of our report dated March 13, 1996, June 2, 1996 and September 4, 1996 related to the unaudited condensed consolidated interim financial statements of Autologic Information International, Inc. that are included in its Form 10-Q for the quarters ended February 2, 1996 and May 3, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                   /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP


September 20, 1996
Woodland Hills, California